UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

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[   ] Preliminary Information Statement

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Cephas Holding Corp.

-------------------

(Name of registrant as Specified in its Charter)

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CEPHAS HOLDING CORP .

2942 North 24th Street Ste. 114-508

Phoenix, AZ 85016

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF CEPHAS HOLDING CORP .:

The purpose of this letter is to inform you that holders of shares representing a majority of our voting power have given our board the authority to amend the Company's certificate of incorporation to increase the authorized common stock of the Company from 150 million to 300 million.

The holders of shares representing 64.5% of our voting power on the record date have executed a written consent giving our board the authority to amend the Company's certificate of incorporation to increase the authorized common stock of the Company from 150 million to 300 million shares.

The amendment to the certificate of incorporation is described in greater detail in the information statement accompanying this notice.  The consents that we have received constitute the only stockholder approval required to amend the certificate of incorporation under the Delaware General Corporation Law and our certificate of incorporation and bylaws. We would not amend the certificate of incorporation before April 12, 2010, and our board may elect to amend the certificate of incorporation or may elect not to take action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY . Because the written consent of holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one.

The accompanying information statement is for information purposes only. Please read it carefully

April 12, 2010

By Order of the Board of Director

/s/ Peter Klamka

Peter Klamka

Chief Executive Officer, President and Chairman

CEPHAS HOLDING CORP

2942 North 24th Street Ste. 114-508

Phoenix, AZ 85016

INFORMATION STATEMENT

April 12, 2010

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is being mailed on or about March 30, 2010, to the stockholders of record of Cephas Holding Corp. at the close of business on December 31, 2009 (the “Record Date”). This information statement is being sent to you for information purposes only. No action is requested or required on your part. This information statement constitutes notice to our stockholders of corporate action by stockholders without a meeting, as required by Section 228 of the Delaware General Corporation Law.

This information statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our securities, have adopted, by written consent, resolutions authorizing us to amend the Cephas Holding Corp.. Certificate of Incorporation.

As of the close of business on the record date, we had 150,000,000 shares of common stock authorized, of which 94,883,679 shares were outstanding, and  2,000,000 shares of preferred stock authorized, of which there were 2,000,000 shares outstanding. Each outstanding share of common stock is entitled to one vote per share and each outstanding share of Series B, Series C and Series D Preferred Stock is entitled to 10, 100 and 135 votes per share, respectively.

The approval of a majority of all outstanding votes is required for us to be able to approve and adopt an amendment to the Certificate of Incorporation. Under Delaware law and our organizational documents, we are entitled to obtain that approval by written consent. We have obtained written consents approving the amendment to the Certificate of Incorporation from stockholders holding approximately 63 % of the voting power of our securities on the record date.

We will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our common stock held of record by these persons and we will reimburse them for their reasonable expenses incurred in this process.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at 734-274-5845 or Fax at 734-424-2624. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

TABLE OF CONTENTS

VOTING SECURITIES

6

DISSENTERS’ RIGHT OF APPRAISAL

6

AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF

AUTHORIZED CAPITAL STOCK

           6

INTEREST OF CERTAIN PERSONS IN THE PROPOSAL

           8

DESCRIPTION OF CAPITAL STOCK

           8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           9

BOARD OF DIRECTORS’ RECOMMENDATION AND STOCKHOLDER APPROVAL

          11

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          12

FORWARD-LOOKING STATEMENTS

          12

WHERE YOU CAN FIND MORE INFORMATION

          12

INCORPORATION OF FINANCIAL INFORMATION

           12

EXHIBIT A

           14

VOTING SECURITIES

Pursuant to Cephas Holding Corps Bylaws and the Delaware General Corporation Law, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the action described herein. The Company’s articles of incorporation does not authorize cumulative voting. As of the record date, the Company had 94,883,679 voting shares of common stock issued and outstanding and 2,000,000 shares of preferred stock issued and outstanding of which the common stock was entitled to 94,883,679 votes and the preferred stock was entitled to 158,277,500 votes, 129,112,201 votes are required to pass this stockholder resolutions. The consenting stockholders are entitled to 163,517,500 votes, which represents approximately 63% *of the issued and outstanding votes with respect to the Company’s shares of common stock and preferred stock on the record date.  Pursuant to Section 228 of the Delaware General Corporation Laws, the consenting stockholders voted in favor of the actions described herein in a unanimous written consent, dated February 22, 2010. No consideration was paid for the consent. The consenting stockholders’ name, affiliations with the Company, and their beneficial holdings are as follows:

Name	Affiliation	Shares Beneficially Held	Percentage
Peter Klamka	Chief Executive Officer, President and Chairman	163,517,500(1)	64.5%*
Total		163,517,500	64.5%*

(1)

Includes 1,240,000 shares of common stock held directly by Peter Klamka, 4,000,000 shares of common stock held by Barton PK, LLC, a limited liability company owned and controlled by Peter Klamka; 850,000 shares of Series B preferred stock which has 10 votes per share, 147,775 shares of Series C preferred stock which has 100 votes per share; and 1,000,000 shares of Series D preferred stock which has 135 votes per share.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware law and our articles of incorporation and bylaws, no stockholder has any right to dissent to the proposed amendment to the Plan, and no stockholder is entitled to appraisal of or payment for their shares of our stock.

INFORMATION REGARDING THE PROPOSAL

GENERAL

The proposals to amend the Company's certificate of incorporation are described below. A copy of the certificate of amendment effecting the changes contemplated by the proposals, is attached to this information statement as Exhibit A.

AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES

Purpose: The Company's board of directors has unanimously adopted a resolution seeking shareholder approval to amend the certificate of incorporation to increase the number of authorized shares of common stock from 150 million to 300 million shares. The board of directors believes that this increase in the number of authorized shares is in the best interest of the Company in that it will provide the Company with available shares that could be issued for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, as the board of directors determines in its discretion.

The Company currently has only 55,116,321 shares of common stock available for issuance. The board has recently authorized the issuance of shares of common stock as payment in the settlement of a litigation as well as payment for debt. Such issuances have allowed the Company to preserve its cash.  ,.  During the fourth quarter of 2009 we issued 750,000 registered shares to officers, directors and employees pursuant to the terms of our stock option plan,  During the Fourth quarter of 2009, we issued 6,250,000 shares to to designees of Quarterback Development, LLC and its affiliates  in traunches as partial settlement for the promissory note that it holdsregistered shares to The Company is obligated to issue Quarterback Development or its designees shares of its common stock if it is unable to repay its obligations under outstanding notes in cash. The note that the Company issued provides that payment may be made in cash or shares of common stock of the Company; however it does not provide specific terms for repayment in shares of stock.  To date, the Company has been converting the debt at the rate of $.005 per share and expects to continue to use this same conversion ratio in the future.  It is the Company’s understanding that at no time has Quarterback or their designees or affiliates held 5% or more of the Company’s common stock because shares of the Company’s stock were disposed of prior to the issuance of each traunch. Other than payments to Quarterback Development, its designees and affiliates  and officers and consultants as compensation for services to be performed during the course of the year, the Company does not anticipate issuing any other securities during the year and at the present time has no plan to issue any other securities.  The board would like the flexibility of having additional shares available for issuance in order to allow it to continue to issue shares of stock in lieu of cash payments for services provided by third parties and employees and to allow it to satisfy certain debt obligations, thus allowing it to preserve its cash. In addition, the board may sell securities from time to time to raise money needed to continue its operations. Our board of directors further believes that the increase in the number of authorized shares of common stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

Effect: Issuance by the Company of any additional shares of common stock would dilute both the equity interests and the earnings per share of existing holders of the common stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. However, the increase could have a dilutive effect on the voting power of existing shareholders.  Such increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed, that may have material anti-takeover consequences.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the certificate of incorporation which is not shared by all other holders of the Company's common stock. See "Security Ownership of Certain Beneficial Owners and Management."

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were 150,000,000 million shares of common stock authorized with a stated par value of $0.001 per share, of which 94,883,679 shares were issued and outstanding. Immediately following approval of the increase in the number of authorized shares of common stock, as described previously, there will be 300 million shares of common stock authorized, of which 94,883,679 will be issued and outstanding and  205,116,321 will be authorized but unissued. The holders of shares of common stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders. The holders of shares of common stock are entitled to receive pro rata dividends, when and as declared by the board of directors in its discretion, out of funds legally available therefore, but only if all dividends on the preferred stock have been paid in accordance with the terms of the outstanding shares of preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the board of directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Delaware General Corporation Law and will be determined by the board of directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

PREFERRED STOCK

As of the Record Date, the Company's certificate of incorporation authorizes the issuance of up to 2 million shares of preferred stock. The board of directors has the authority to issue the preferred stock and designate the voting rights, preferences and other features of the preferred stock. As of the Record Date, the Company has (1) 2,225 authorized shares of Series A preferred stock, which is convertible, has a $10 per year dividend preference, and is not entitled to vote, none of which shares is outstanding, (2) 850,000 authorized, issued, and outstanding shares of Series B preferred stock, which is convertible, and has no dividend or liquidation preferences, and has 10 votes per share, (3) 147,775 authorized, issued, and outstanding shares of Series C preferred stock, which is convertible, has no dividend or liquidation preferences, and has 100 votes per share, and (4) 1,000,000 authorized, issued and outstanding shares of Series D preferred stock, which is convertible, has no dividend or liquidation preferences and has 135 votes per share. Shares of the Series B,, and Series C preferred stock may not be converted until the earlier to occur of (1) the date the Company generates net profits in any two consecutive fiscal quarters, as reported on Form 10-QSB or Form 10-Q, as the case may by, and (2) April 1, 2006. Mr. Klamka owns all of the issued and outstanding shares of the Series B preferred stock, Series C preferred stock and Series D preferred stock .  Shares of the Series D preferred stock may not be converted until the earlier of the date the Corporation generates net profits in any two consecutive fiscal quarters as reported on the Corporation’s Form 10-QSB or Form 10-Q, as the case may be; or any date that the Market Price per share of Common Stock equals or exceeds $0.50.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2009, the beneficial ownership of the Company's common stock and preferred stock (1) by any person or group known by the Company to beneficially own more than 5% of the outstanding common stock, or any series of preferred stock, (2) by each director and executive officer, and (3) by all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after December 31, 2009, are deemed outstanding, but those shares are not deemed outstanding for purposes of computing percentage ownership of any other person. The number and percentage of shares of common stock beneficially owned are based on the aggregate of 94,883,679 shares of common stock outstanding as of December 31, 2009. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is c/o Cephas Holding Corp ., 2942 N 24th Street Ste 114-508 Phoenix AZ 85016.

Name and Address(1)	Amount and Nature Of Beneficial Ownership	Percentage of Class(1)

Peter Klamka	1,240,500 Common(2)	1.3%
	850,000 Series B Preferred(3)	100%
	147,775 Series C Preferred(4)	100%
	1,000,000 Series D Preferred(5)	100%
Barton PK, LLC	4,000,000 Common(6)	4.2%

(1)  Figures based on an estimated 94,883,679 shares of common stock outstanding as of December 31, 2009.

(2)  Includes 1,125,000 currently exercisable options to purchase 1,125,000, shares of the Company's common stock, and 115,500 currently exercisable warrants to purchase 115,500 shares of the Company's common stock. The number of common shares beneficially owned does not included 4,000,000 shares transferred by Mr. Klamka to Barton PK, LLC, a limited liability company owned and controlled by Mr. Klamka.

(3) Series B preferred stock is entitled to 10 votes per share.

(4) Series C preferred stock is entitled to 100 votes per share.

(5) Series D preferred stock is entitled to vote 135 votes per share.

(6) Barton PK, LLC is a limited liability company owned and controlled by Mr. Klamka.

BOARD OF DIRECTORS’ RECOMMENDATION
AND STOCKHOLDER APPROVAL

As of February 22, 2010, our board of directors and stockholders holding a majority of our voting power voted to authorize our board of directors to amend the certificate of incorporation. In the absence of a meeting, the affirmative consent of holders of a majority of the vote represented by our outstanding shares of stock was required to approve the increase in authorized common stock and change the name of the Company. Because holders of approximately  64.5% of our voting power signed a written consent in favor of the amendment to the certificate of incorporation, we are authorized to amend the certificate of incorporation to increase the authorized common stock of the Company to 300 million shares .

The information contained in this information statement constitutes the only notice we will be providing stockholders.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as shareholders, none of our officers, directors or any of their respective affiliates has any interest in the amendment to the Plan.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov .

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009 and our annual report of form 10-KSB for the year ended December 31, 2008. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Cephas Holding Corp

2942 North 24th Street Ste. 114-508

Phoenix, AZ 85016

As we obtained the requisite stockholder vote for the amendment to the Plan described in this information statement upon delivery of written consents from the holders of a majority of our outstanding shares of common stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY . This information statement is for informational purposes only. Please read this information statement carefully.

Exhibit A

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

CEPHAS HOLDING CORP .

Pursuant to the Delaware General Corporation Law, the undersigned person, desiring to amend the Certificate of Incorporation of Cephes Holding Corp.., under the laws of the State of Delaware, does hereby sign, verify, and deliver to the Office of the Secretary of State of Delaware, this Amendment to the Certificate of Incorporation for the above-named company (hereinafter referred to as the

"Corporation"):

The amendment contained herein was approved by a majority vote of shareholders of the Corporation on February 22, 2010.

FIRST: The certificate of incorporation of the Corporation were first filed and approved by the Office of the Secretary of State of Delaware on January 13, 1998. This amendment to the articles will become effective upon the filing of the Certificate with the Delaware Secretary of State.

SECOND :  That ARTICLE FOURTH shall be amended as follows:

"The aggregate number of shares which the corporation shall have authority to issue is one hundred fifty million (300,000,000) shares of common stock, having a par value of one tenth of a cent ($0.001) per share, and 2,000,000 shares of preferred stock, having a par value of one tenth of a cent ($0.01) per share."

All other aspects of ARTICLE FOURTH shall remain unchanged.

IN WITNESS WHEREOF, the Corporation has caused this certificate of amendment to the certificate of incorporation to be signed by Peter Klamka, its Chief Executive Officer, on this April 12 2010.

By: __Peter Kalmka_________________

Peter Klamka

Chief Executive Officer